UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2026

BARFRESH FOOD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41228	27-1994406
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12100 Wilshire Boulevard, 8th Floor, Los Angeles, California 90025

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 598-7113

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.000001 par value	BRFH	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 5, 2026, Barfresh Food Group Inc. (the “Company”) received a letter from Nasdaq notifying the Company that its common stock failed to maintain a minimum closing bid price of $1.00 per share for 30 consecutive business days as required by Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company is provided an initial compliance period of 180 calendar days to regain compliance.

To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days at any time prior to May 4, 2027 (unless Nasdaq exercises its discretion under Nasdaq Listing Rule 5810(c)(3)(H) to extend this period to a maximum of 20 consecutive business days). In the notification letter, Nasdaq informed the Company that if it chooses to implement a reverse stock split to cure the deficiency, it must complete the split no later than ten business days prior to the May 4, 2027 expiration date in order to timely regain compliance.

The Nasdaq notice has no immediate effect on the listing or trading of the Company’s common stock, which will continue to trade on The Nasdaq Capital Market under the symbol “BRFH”.

If the Company does not regain compliance with the Minimum Bid Price Requirement by May 4, 2027, the Company may be eligible for additional time. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period.

The Company intends to actively monitor the closing bid price of its common stock and evaluate all available options to regain compliance with the Minimum Bid Price Requirement prior to May 4, 2027.

The Company currently has until February 1, 2027 to regain compliance with the requirement that its market value of listed securities (“MVLS”) must be at least $35,000,000. To regain compliance, the Company’s MVLS must close at $35 million or more for a minimum of ten consecutive business days during the MVLS Compliance Period, unless Nasdaq exercises its discretion to require a longer period as permitted under its rules. As an alternative, the Company may request that Nasdaq evaluate compliance under one of the Alternative Standards; though substitution remains at Nasdaq’s discretion.

The Company intends to actively monitor the market value of its listed securities and may, if appropriate, consider implementing available options to regain compliance with the MVLS Requirement or meet one of the Alternate Standards. There can be no assurance that the Company will be able to regain compliance with Nasdaq Listing Rule 5550(b)(2), or maintain compliance with any other listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Barfresh Food Group Inc.,
a Delaware corporation
(Registrant)

Date: November 6, 2026		/s/ Riccardo Delle Coste
	By:	Riccardo Delle Coste
	Its:	CEO